Exhibit 99.1
Smith Douglas Homes Reports Third Quarter 2024 Results
ATLANTA, November 12, 2024 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced third quarter results for the three and nine months ended September 30, 2024.
Q3 2024 Results as compared to Q3 2023:
•Home closings increased 39% to 812
•Home closing revenue increased 41% to $277.8 million
•Home closing gross margin of 26.5%
•Net new home orders increased 6% to 600
•Pretax income of $39.6 million
•Earnings of $0.58 per diluted share
•Debt-to-book capitalization of 0.9%
•Active community count increased 19% to 74 at quarter end
•Total controlled lots increased 54% to 17,878
Greg Bennett, Vice Chairman and Chief Executive Officer, commented, “Our team's commitment to our core operational strategies - offering homebuyers a personalized buying experience, working closely with suppliers and trade partners for an efficient production cycle, and maintaining a land light balance sheet - continues to deliver strong results. We achieved record results in the third quarter, with 812 closings for $277.8 million in home closing revenue, and gross margins of 26.5%, all of which translated to pretax income of $39.6 million.”
Russ Devendorf, Executive Vice President and Chief Financial Officer added, “During the quarter we further expanded our geographic presence by expanding into Greenville, SC as well as continuing to build our infrastructure in Central Georgia and Chattanooga, TN. This strategic growth reflects our commitment to meeting demand for quality homes in the Southeastern and Southern United States.”
Mr. Devendorf continued, “As we approach the fourth quarter, our financial condition remains strong. As of September 30, 2024, we had 16,743 unstarted controlled lots, 96% of which are controlled via option agreement. We had 74 active communities at quarter end and 961 homes in backlog. We increased our total controlled lot position by 54% year-over-year and ended the quarter with $24 million of cash, $372 million of stockholder’s equity and zero borrowings under our credit facility, resulting in a net debt-to-net book capitalization of (5.8)%.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on November 12, 2024. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 8743844
Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 8743844
Replay will expire 7 days following the event
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 15,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,297 closings in 2023, Smith Douglas currently holds the #36 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Charlotte, Chattanooga, Houston, Huntsville, Nashville, and Raleigh. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic opportunities, and financial position. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Home closing revenue	$277,835	$197,638	$687,977	$547,304
Cost of home closings	204,140	140,548	505,764	388,983
Home closing gross profit	73,695	57,090	182,213	158,321

Selling, general, and administrative costs	34,137	22,952	93,487	64,674
Equity in income from unconsolidated entities	(396)	(222)	(800)	(658)
Interest expense	614	476	1,903	1,022
Other (income) expense, net	(245)	(49)	765	(217)
Income before income taxes	39,585	33,933	86,858	93,500
Provision for income taxes	1,761	—	3,814	—
Net income	37,824	$33,933	83,044	$93,500
Net income attributable to non-controlling interests and LLC members prior to IPO	32,477		71,079
Net income attributable to Smith Douglas Homes Corp.	$5,347		$11,965

	Three months ended September 30, 2024	Period from January 11, 2024 to September 30, 2024
Earnings per share:
Basic	$0.60	$1.35
Diluted	$0.58	$1.30
Weighted average shares of common stock outstanding:
Basic	8,846,154	8,846,154
Diluted	51,533,407	51,502,413

Smith Douglas Homes
Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Cash and cash equivalents	$23,716	$19,777
Real estate inventory	282,013	213,104
Deposits on real estate under option or contract	80,209	57,096
Real estate not owned	9,445	16,815
Property and equipment, net	3,569	1,543
Goodwill	25,726	25,726
Deferred tax asset, net	10,693	—
Other assets	24,679	18,631
Total assets	$460,050	$352,692
Liabilities and Stockholders’/Members’ Equity
Liabilities:
Accounts payable	$23,505	$17,318
Customer deposits	7,608	7,168
Notes payable	3,463	75,627
Liabilities related to real estate not owned	9,445	16,815
Accrued expenses and other liabilities	33,268	26,861
Tax receivable agreement liability	10,401	—
Total liabilities	87,690	143,789
Commitments and contingencies (Note 9)
Members’ equity:
Class A units	—	206,303
Class C units	—	2,000
Class D units	—	600
Total members’ equity	—	208,903
Stockholders’ equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of September 30, 2024	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 8,846,154 shares issued and outstanding as of September 30, 2024	1	—
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of September 30, 2024	4	—
Additional paid-in capital	57,010	—
Retained earnings	11,420	—
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	68,435	—
Non-controlling interests attributable to Smith Douglas Holdings LLC	303,925	—
Total stockholders’/members’ equity	372,360	208,903
Total liabilities and stockholders’/members’ equity	$460,050	$352,692

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Nine months ended September 30,	2024	2023
Net cash provided by operating activities	$13,655	$54,958
Net cash used in investing activities	(3,780)	(75,631)
Net cash (used in) provided by financing activities	(5,936)	1,512
Net increase (decrease) in cash and cash equivalents	3,939	(19,161)
Cash and cash equivalents, beginning of period	19,777	29,601
Cash and cash equivalents, end of period	$23,716	$10,440
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Home closings	812	583	2,031	1,643
ASP of homes closed	$342	$339	$339	$333
Net new home orders	600	568	2,080	1,844
Contract value of net new home orders	$205,164	$193,435	$708,446	$614,683
ASP of net new home orders	$342	$341	$341	$333
Cancellation rate(2)	11.4%	11.0%	11.3%	9.5%
Backlog homes (period end)(3)	961	1,042	961	1,042
Contract value of backlog homes (period end)	$332,035	$350,439	$332,035	$350,439
ASP of backlog homes (period end)	$346	$336	$346	$336
Active communities (period end)(4)	74	62	74	62
Controlled lots (period end):
Homes under construction	1,135	905	1,135	905
Owned lots	611	395	611	395
Optioned lots	16,132	10,279	16,132	10,279
Total controlled lots	17,878	11,579	17,878	11,579
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended September 30,	2024			2023			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Alabama	$37,780	129	$293	$33,048	114	$290	14%	13%	1%
Atlanta	121,334	350	347	80,494	232	347	51%	51%	—%
Charlotte	32,070	82	391	15,155	44	344	112%	86%	14%
Houston	30,830	97	318	10,260	31	331	200%	213%	(4%)
Nashville	20,097	52	386	25,694	70	367	(22)%	(26)%	5%
Raleigh	35,724	102	350	32,987	92	359	8%	11%	(3)%
Total	$277,835	812	$342	$197,638	583	$339	41%	39%	1%

Nine months ended September 30,	2024			2023			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Alabama	$121,020	406	$298	$75,915	261	$291	59%	56%	2%
Atlanta	264,174	764	346	250,772	769	326	5%	(1)%	6%
Charlotte	60,886	159	383	42,026	117	359	45%	36%	7%
Houston	86,108	266	324	10,260	31	331	739%	758%	(2%)
Nashville	63,834	173	369	77,602	214	363	(18)%	(19)%	2%
Raleigh	91,955	263	350	90,729	251	361	1%	5%	(3)%
Total	$687,977	2,031	$339	$547,304	1,643	$333	26%	24%	2%
Backlog

As of September 30,	2024			2023			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Alabama	173	$50,321	$291	257	$78,431	$305	(33)%	(36)%	(5%)
Atlanta	363	126,406	348	359	119,157	332	1%	6%	5%
Charlotte	104	42,454	408	68	26,448	389	53%	61%	5%
Houston	168	55,392	330	101	34,266	339	66%	62%	(3%)
Nashville	36	14,983	416	107	38,881	363	(66)%	(61)%	15%
Raleigh	117	42,479	363	150	53,256	355	(22)%	(20)%	2%
Total	961	$332,035	$346	1,042	$350,439	$336	(8%)	(5%)	3%

Controlled Lots

As of September 30,	2024			2023			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Alabama	390	1,388	1,778	329	1,578	1,907	19%	(12)%	(7)%
Atlanta	567	7,950	8,517	318	4,612	4,930	78%	72%	73%
Charlotte	141	2,339	2,480	67	1,101	1,168	110%	112%	112%
Houston	364	1,713	2,077	242	1,157	1,399	50%	48%	48%
Nashville	84	913	997	166	816	982	(49)%	12%	2%
Raleigh	200	1,491	1,691	178	1,015	1,193	12%	47%	42%
Other	—	338	338	—	—	—	100%	100%	100%
Total	1,746	16,132	17,878	1,300	10,279	11,579	34%	57%	54%
(1)Includes homes under construction and owned lots.
Net Income

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	Period over period change	2024	2023	Period over period change
Alabama	$4,188	$3,882	$306	$14,351	$7,558	$6,793
Atlanta	28,929	21,282	7,647	61,512	64,210	(2,698)
Charlotte	5,120	2,303	2,817	9,124	6,616	2,508
Houston	4,305	869	3,436	11,117	869	10,248
Nashville	2,707	4,787	(2,080)	7,809	12,519	(4,710)
Raleigh	5,770	6,795	(1,025)	15,787	19,641	(3,854)
Segment total	51,019	39,918	11,101	119,700	111,413	8,287
Other(1)	(13,195)	(5,985)	(7,210)	(36,656)	(17,913)	(18,743)
Total	$37,824	$33,933	$3,891	$83,044	$93,500	$(10,456)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus stockholders’ equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	September 30, 2024	December 31, 2023
Notes payable	$3,463	$75,627
Stockholders’/ Members’ equity	372,360	208,903
Total capitalization	$375,823	$284,530
Debt-to-book capitalization	0.9%	26.6%
Notes payable	$3,463	$75,627
Less: cash and cash equivalents	23,716	19,777
Net debt	(20,253)	55,850
Stockholders’/ Members’ equity	372,360	208,903
Total net capitalization	$352,107	$264,753
Net debt-to-net book capitalization	(5.8)%	21.1%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 24.5% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income	$37,824	$33,933	$83,044	$93,500
Provision for income taxes	1,761	—	3,814	—
Income before income taxes	39,585	33,933	86,858	93,500
Tax-effected adjustments(1)	9,710	8,324	21,306	22,936
Adjusted net income	$29,875	$25,609	$65,552	$70,564
(1)For the three and nine months ended September 30, 2024 and 2023, our tax expenses assumes a 24.5% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).